Exhibit 3.3

Delaware The First State Page 1 7129261 8100 Authentication: 204825348 SR# 20223982476 Date: 11-10-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TXO ENERGY GP, LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 2022, AT 4:54 O`CLOCK P.M. Jeffrey W. Bullock, Secretary of State

CERTIFICATE OF FORMATION OF TXO ENERGY GP, LLC The undersigned, an authorized person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto (the “Act”), hereby certifies that: FIRST: The name of the limited liability company (the “Company”) is: TXO Energy GP, LLC SECOND: The address of the registered office and the name and the address of the registered agent of the Company required to be maintained by Section 18-104 of the Act are: Capital Services, Inc. 108 Lakeland Ave. Dover, Delaware 19901 Kent Count Executed on November 9, 2022 By: Brent W. Clum Name: Brent W. Clum Title: Authorized Person State of Delaware Secretary of State Division of Corporations Delivered 04:54 PM 11/09/2022 FILED 04:54 PM 11/09/2022 SR 20223982476 File Number 7129261